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                                                               Exhibit 5.1


                                  May 23, 2001


The Board of Directors
Chart House Enterprises, Inc.
640 North LaSalle
Chicago, Illinois  60610


     Re:  Registration Statement on Form S-2

Ladies and Gentlemen:

     We have acted as counsel for Chart House Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-2 (Registration Statement No. 333-57674) filed with the Securities and Exchange Commission, as amended (the "Registration Statement"). The Registration Statement relates to the registration of (i) rights ("Rights") to purchase shares of the Company's Series A senior convertible redeemable preferred stock, par value $1.00 per share (the "Series A Preferred Shares"), (ii) the Series A Preferred Shares, (iii) and shares of the Company's common stock, par value $.01 per share, into which the Series A Preferred Shares may from time to time be convertible (the "Conversion Shares").

     In connection with the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), (ii) a form of Certificate of Designations, Preferences and Rights relating to the Series A Preferred Shares approved by the Board of Directors of the Company on March 19, 2001 (the "Certificate of Designations"),
(iii) the Company's Amended and Restated By-laws (the "Bylaws"), (iv) the Registration Statement, including the prospectus contained therein, (iv) certain resolutions of the Company's Board of Directors, and (v) such other documents as we deemed necessary or appropriate in connection with the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions set forth below which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.  The Rights to be issued by the Company have been duly authorized.
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Chart House Enterprises, Inc.
May 23, 2001
Page 2

     2. When the Certificate of Designations has been filed with and accepted by the Delaware Secretary of State, the Series A Preferred Shares to be issued and sold by the Company pursuant to the exercise of the Rights will be duly authorized and, when issued and sold pursuant to the exercise of the Rights in the manner contemplated by the Registration Statement and when certificates representing such shares are duly and properly endorsed and delivered, will be validly issued, fully paid and nonassessable.

     3. When the Certificate of Designations has been filed with and accepted by the Delaware Secretary of State, the Conversion Shares will be duly authorized and, when and if issued upon conversion of the Series A Preferred Shares in accordance with the Certificate of Designations and when certificates representing such Shares are duly and properly endorsed and delivered, the Conversion Shares will be validly issued, fully paid and nonassessable.

     We do not express herein any opinion concerning any law other than applicable federal law and the corporate law of the State of Delaware, which we deem to include the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the laws.

     We have assumed that the number of Conversion Shares available for issuance upon the conversion of the Series A Preferred Shares will be sufficient to effectuate the conversion at the then current Conversion Rate (as defined in the Certificate of Designations) for the Series A Preferred Shares.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,


                                        /s/ Seyfarth Shaw



RFW/DSS